ARMOUR RESIDENTIAL REIT, INC. FOURTH QUARTER WEBCAST SCHEDULED FOR FEBRUARY 16, 2017

VERO BEACH, Florida - February 14, 2017 - ARMOUR Residential REIT, Inc. (NYSE: ARR, ARR PrA and ARR PrB) (“ARMOUR” or the “Company”) announced today that it will provide an online, real-time webcast of its conference call with equity analysts covering fourth quarter 2016 operating results on Thursday, February 16, 2017. The Company will issue its fourth quarter 2016 earnings release after the close of trading on Wednesday, February 15, 2017.
The live broadcast will be available at https://www.webcaster4.com/Webcast/Page/896/19578 on February 16, 2017, beginning at 4:30 p.m. (Eastern Time). The online replay will be available on the Company’s website http://www.armourreit.com and continue for one year.
About ARMOUR Residential REIT, Inc.
ARMOUR invests primarily in fixed rate residential, adjustable rate and hybrid adjustable rate residential mortgage-backed securities issued or guaranteed by U.S. Government-sponsored enterprises (“GSEs”), or guaranteed by the Government National Mortgage Association. In addition, ARMOUR invests in other securities backed by residential mortgages for which the payment of principal and interest is not guaranteed by a GSE or government agency. ARMOUR is externally managed and advised by ARMOUR Capital Management LP, an investment advisor registered with the Securities and Exchange Commission (“SEC”).
Additional Information and Where to Find It
Investors, security holders and other interested persons may find additional information regarding the Company at the SEC's Internet site at http://www.sec.gov, or the Company website at http://www.armourreit.com, or by directing requests to: ARMOUR Residential REIT, Inc., 3001 Ocean Drive, Suite 201, Vero Beach, Florida 32963, Attention: Investor Relations.

Investor Contact:
James R. Mountain
Chief Financial Officer
ARMOUR Residential REIT, Inc.
(772) 617-4340

- END -